STOCK OPTION AGREEMENT UNDER PVF CAPITAL CORP.
                        2000 INCENTIVE STOCK OPTION PLAN


         This Stock Option Agreement made as of the ______ day of ____________, 2000 ("Grant Date"), between PVF Capital Corp. (the "Company"), and ____________ ("Employee"/"Director"), an employee/a director of the Company or one of its subsidiaries.


                                   WITNESSETH:

         WHEREAS, on the _______ day of ____________, 2000, the shareholders duly approved PVF Capital Corp. 2000 Incentive Stock Option Plan (the "Plan") which was also approved by the Board of Directors of the Company, a true and correct copy of which has been delivered by the Company to Employee/Director and receipt of which is hereby acknowledged by Employee/Director; and


     WHEREAS, the purpose of the Plan is to promote the interests of the Company and its stockholders by providing a method whereby Employees who are key executives or directors of the Company or its subsidiaries and who are materially responsible for the management of the business of the Company may be encouraged to invest in the Company's Common Stock, thereby increasing their proprietary interest in its business, providing them with additional incentive to remain in the employ of the Company and increasing their personal interest in its continued success and progress. The Plan seeks to accomplish this purpose by granting to these Employees and Directors options ("Options") to purchase the Common Stock of the Company. It is intended that Options issued hereunder will constitute Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Directors are not eligible for Incentive Stock Options and therefore are granted nonqualified stock options.


         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, it is agreed as follows:

1.   Grant.  Company hereby irrevocably grants  Employee/Director  the Option to
     -----
     purchase all or any part of an aggregate of ____________ shares of Common Stock, $.01 par value, upon the terms and conditions of this Agreement.

2.   Price.  The  purchase  price for each share  purchased  hereunder  shall be
     -----
     $_______ (except as may be adjusted under the provisions of paragraph seven herein), which price is not less than the fair market value of such stock. However, in the case of, an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company on the date the Option is granted, the price shall not be less than 110% of the fair market value of such stock.

3.   Term. This Option granted to the  Employee/Director  shall terminate within
     ----
     10 years from the Grant Date or upon such earlier termination as hereinafter provided. In the case of an Employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company on the date the Option is granted, such Option shall terminate within five years from the date of grant.

4.   Exercise of Option.
     -------------------

         (a) The Option may be exercised by Employee only as follows:

         Date Option Becomes           Cumulative Number of Shares of Common
            Exercisable                Stock As to Which Option is Exercisable
         -------------------           ---------------------------------------

         ______________, 2000                         20%
         ______________, 2001                         40%
         ______________, 2002                         60%
         ______________, 2003                         80%
         ______________, 2004                        100%

         If the Employee's employment with the Company or any of its subsidiaries is terminated by reason of death, retirement (at age 60 or later), disability or "change in control" of the Company, all non-vested Options shall become fully vested upon the occurrence of such termination of employment and exercisable by the Employee or the Employee's estate in accordance with the Plan. "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25 % of the Company's voting stock, (ii) the acquisition of the ability to control the election of a majority of the Company's directors, (iii) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Company's non-employee directors as to whether or not a Change in Control has occurred shall be conclusive and binding.

(b) An Option shall be exercised by giving a written notice to the President of the Company stating the number of shares of Common Stock with respect to which the Option is being exercised and containing such other information as may be requested and by tendering payment therefore with a cashier's check, certified check, or with existing holdings of Company stock held for at least six months.

(c) If the aggregate fair market value of stock with respect to which the Options are exercisable for the first time by Employee during any calendar year exceeds $100,000, such Options in excess of $100,000 shall be treated as Options which are not Incentive Stock Options. The fair market value of any stock shall be determined as of the time the Option is granted.

(d) Options issued to non-employee Directors may be exercised immediately in accordance with paragraph (c) of this Section 4.

5.   Restrictions on Transfer and Exercise.
     -------------------------------------

         (a) Except as hereinafter provided, no Option granted pursuant to the Plan may be exercised at any time unless the holder thereof is then an Employee or Director of the Company. Options granted under the Plan shall not be affected by any change of employment so long as the grantee continues to be an Employee or Director of the Company or of a subsidiary.

         (b) The Option of Employee whose employment is terminated for any reason, other than for death, disability (as defined in Section 22(e)(3) of the Code) or discharge for cause, shall be exercisable or payable to the extent provided therein, through the earlier of the date which is three months after termination of employment or the date that such Option expires in accordance with its terms, and shall expire thereafter.

         (c) In the event of the death of Employee while an employee of the Company, or within three months after the termination of employment of Employee for other than cause, or in the event of the termination of employment of Employee for permanent disability, the Option may be exercised as follows:


               i) In the event of the death of Employee during employment or the death of the Employee within three months after the termination of employment for other than cause, each Option granted to Employee shall be exercisable or payable to the extent provided therein but not later than one year after his or her death (and not beyond the stated duration of the Option). Any such exercise or payment shall be made only:
                    (A) by or to the executor or administrator of the estate of the deceased Employee or person or persons to whom the deceased Employee's rights under the Option shall pass by will or the laws of descent and distribution; and (B) to the extent, if any, that the deceased Employee was entitled at the date of his or her death.


               (ii) In the case of Employee becoming disabled,  the Option shall terminate on the earlier of one year after termination of employment or the date that such Option expires in accordance with its terms. During such period, the Option may be exercised by Employee with respect to the same number of shares, in the same manner and to the same extent as if Employee had continued employment during such period.

     (d) Any unexercised Option shall lapse immediately upon termination of employment of Employee through discharge for "cause". "Cause" shall mean, in the good faith determination of the Company's Board of Directors, the Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. No act, or failure to act, on the Optionee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company or its subsidiaries.

     (e) Each Option granted under the Plan shall, by its terms, not be transferable otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Options may transfer such Options (but not ISOs) to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to who the Optionee could have initially transferred the Options pursuant to this Section 6.3(e) shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

     (f) In order to qualify for favorable tax treatment as an Incentive Stock Option, Employee may not dispose of stock acquired under this Agreement within 2 years from the date of the granting of the Option nor within I year after the date of exercise.

     (g) Options granted to directors may be exercised at any time prior to the expiration date of said option grant. In the event of the death of the director, options may be exercised at any time prior to the expiration date of the option. Any such exercise or payment shall be made only:
          (A) by or to the executor or administrator of the estate of the deceased Director or person or persons to whom the deceased Director's rights under the Option shall pass by will or the laws of descent and distribution; and (B) to the extent, if any, that the deceased Director was entitled at the date of his or her death.

6.   Stockholder and Employment Rights. A holder of an Option shall have none of
     ---------------------------------
     the rights of a stockholder with respect to any of the shares subject to Option until such shares shall be issued upon the exercise of the Option.

     Nothing in the Option granted herein shall confer on Employee any right to be or to continue in the employ of the Company or any of its subsidiaries or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment of Employee at any time.

7.   Adjustments to Common Stock. The aggregate number of shares of Common Stock
     ---------------------------
     of the Company on which Options may be granted hereunder, the number of shares thereof covered by each outstanding Option and the price per share thereof in each such Option will all be appropriately adjusted for any increase or decrease in the number of shares of Common Stock of the Company resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split-up or combination of shares, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company. No fractional share of stock shall be issued upon the exercise of an Option, and in case a fractional share shall become subject to an Option by reason of a stock dividend or otherwise, Employee holding such Option shall not be entitled to exercise it with respect to such fractional share. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled. Upon a dissolution of the Company, a merger or consolidation in which the Company is not the surviving corporation, or sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), every Option outstanding hereunder together with the exercise price thereof shall be equitably adjusted for any changes or exchange of Common Stock for a different number or kind of shares or other securities which results from the Transaction, provided, however, that in the event of a Transaction, then during the period thirty days prior to the effective date of such event, Employee shall have a right to exercise the Option, in whole or in part.

8.   Government and Other Regulations.  The obligation of the Company to sell or
     --------------------------------
     deliver shares under Options granted pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by the registrations with any governmental agencies as may be required.

9.   Loan  Agreements.  Each Option shall be subject to the  condition  that the
     ----------------
     Company shall not be obliged to issue or transfer any of its Common Stock to a holder of a stock option, in the exercise thereof, if at any time the Committee of the Board of Directors shall determine that the issuance or transfer of such Common Stock would be in violation of any covenant in any of the Company's loan agreements or other contracts.

10.  Governing Law. Ohio law shall govern the  interpretation,  application  and
     -------------
     enforcement of this Agreement and any documents executed pursuant thereto.

11.  Entire Agreement Waiver and  Modification.  This Agreement  constitutes the
     -----------------------------------------
     entire agreement between the parties and any prior understanding or representation of any kind antedating this Agreement shall not be binding upon either party except to the extent incorporated herein. No consent, waiver, modification or amendment hereof, or additional obligation assumed by either party in connection herewith, shall be binding unless evidenced by a writing signed by both parties and referring specifically hereto. No consent, waiver, modification or amendment with respect hereto shall be construed as applicable to any past or future events other than the one in respect to which it was specifically made.

12.  Ambiguity; Severability;  Captions. This Agreement has been examined by the
     ----------------------------------
     parties hereto. And accordingly the rule of construction that ambiguities be construed against a party which causes a document to be drafted shall not be applicable in the construction or interpretation hereof. If any part of this Agreement is held invalid for any reason, the remainder hereof shall nevertheless remain in full force and effect.





EMPLOYEE/DIRECTOR                      PVF CAPITAL CORP.



______________________________         By: ________________________
                                           President